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                                                                    EXHIBIT 99.1

Thursday October 14, 5:58 pm Eastern Time                      [GRAPHIC OMITTED]

Company Press Release

SOURCE: Millennium Pharmaceuticals, Inc.

Millennium Pharmaceuticals Enhances Pipeline In Antibody And Protein Therapeutics Through Merger With Millennium Biotherapeutics Subsidiary

- Lilly Collaboration in Protein Therapeutics Reconfigured to Focus on More Advanced Product Candidates -

CAMBRIDGE, Mass., Oct. 14 /PRNewswire/ -- Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) today announced that it intends to purchase the shares of its majority-owned subsidiary Millennium BioTherapeutics, Inc. (MBio) which it does not already own with Millennium common stock, including the 18% interest in MBio owned by Eli Lilly and Company. After the purchase, Millennium intends to merge MBio with Millennium, thereby integrating MBio's research and development with Millennium's pharmaceutical division to form a unified pipeline in small molecules, therapeutic proteins and antibodies.

Current MBio shareholders, including Lilly, will receive $15 in Millennium common stock for each MBio share, and current MBio options will be converted into Millennium options on a similar basis. The total number of Millennium shares and options expected to be issued is approximately 740,000. In connection with the merger, Lilly and Millennium have also agreed to reconfigure their collaboration in the area of novel therapeutic protein discovery to focus on later-stage therapeutic protein candidates that have already been identified in their alliance. Lilly and Millennium also have two additional collaborations in the areas of cardiovascular and oncology drug discovery which are unaffected by this transaction.

After the restructuring, Millennium and Lilly will divide the pool of protein drug candidates already discovered under the collaboration. Millennium and Lilly have agreed to discontinue new discovery efforts of protein candidates, focusing instead on candidates already identified. Millennium will continue discovery of new protein candidates as part of its own therapeutic pipeline development. Millennium

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and Lilly have waived Lilly's remaining research funding obligations. Any drugs developed by Lilly from this pool of protein candidates, however, continue to be subject to the licensing terms as provided by the original collaboration, including milestone and royalty payments.

"The merger of Millennium and MBio arises directly out of our strategy to move towards later-stage drug development," commented Mark Levin, chief executive officer of Millennium. "To fulfill this strategic vision, Millennium will move ahead with protein-based, antibody-based and small molecule drug development. We plan to integrate these efforts in a robust pipeline of both early and late-stage product candidates."

"In particular, we have stated that we intend to move forward with drug development in certain therapeutic areas," continued Mr. Levin. "The merger will also give us freedom to pursue a combination of strategic alliances and proprietary development of our therapeutic proteins and antibodies."

John Maraganore, Ph.D., who has served as general manager of MBio since its inception, shall assume the newly created role of vice president of strategic planning and mergers and acquistions at Millennium. "The merger of Millennium and MBio will allow us to focus our development efforts on the promising portfolio of later-stage protein therapeutic candidates that resulted from the MBio-Lilly collaboration," said Dr. Maraganore.

Background

Millennium BioTherapeutics was launched in May 1997 to develop and commercialize therapeutic proteins, antibody therapy, gene therapy and antisense products. Lilly made a $20 million equity investment in MBio in exchange for approximately 18% ownership in MBio. Coincident with Lilly's equity investment, MBio and Lilly entered into their collaboration to discover and develop novel protein therapeutics.

Under the terms of the agreement, MBio and Lilly equally funded the collaborative program, and created a pool of potential protein drugs, to which each company had equal rights to select candidates for exclusive development and commercialization. In addition, each party had certain rights of first negotiation and Lilly had certain manufacturing rights with respect to the drug candidates. The agreement had an option for early termination in May 2000 unless extended by Lilly.

After the restructuring, Millennium and Lilly, with respect to Millennium's selected protein candidates, will divide the pool of drug candidates, and the rights of first negotiation and manufacturing have been eliminated. Millennium and Lilly have agreed to discontinue discovery efforts of protein candidates focusing instead on candidates already identified. Millennium and Lilly have waived Lilly's remaining research funding obligation. Any drugs developed by Lilly from this pool of protein candidates, however, continue to be subject to the licensing terms as provided by the original collaboration, including milestone and royalty payments.

Millennium and LeukoSite Merge

In other news issued today, Millennium and LeukoSite, Inc. (Nasdaq: LKST) today announced that they have signed a merger agreement for Millennium to acquire LeukoSite in a stock-for-stock exchange. This merger will move Millennium further downstream along the gene-to-patient continuum

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by providing important later stage drug development capabilities, as well as a product expected to be on the market in 2000.

The addition of LeukoSite's antibody and small molecule pipeline to Millennium's combined therapeutics pipeline will add even greater strength to Millennium's comprehensive and promising portfolio of products in development.

Lilly is a global research-based pharmaceutical corporation, headquartered in Indianapolis, Indiana, that is dedicated to creating and delivering innovative pharmaceutical-based health care solutions which enable people to live longer, healthier and more active lives.

Millennium, a leading drug discovery and development company, employs large-scale genetics, genomics, high throughput screening and informatics in an integrated science and technology platform. This innovative drug discovery platform is applied across the entire healthcare sector, from gene identification through patient management, to accelerate and transform the discovery and development of proprietary therapeutic and Diagnomics (Trademark) products and services. Headquartered in Cambridge, Massachusetts, Millennium and its affiliates currently employ more than 800 people.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward looking statements include uncertainties relating to gene identification, drug discovery and clinical development processes; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection and regulatory approval; and uncertainties relating to the ability of Millennium and its affiliates to obtain the substantial additional funds required for progress in drug discovery and development. The factors that could affect the performance of Millennium are more fully described in filings by Millennium with the Securities and Exchange Commission including but not limited to the factors set forth under the heading "Business - Factors That May Affect Results" in the Annual Report on Form 10-K of Millennium for the year ended December 31, 1998 as filed on March 24, 1999.

NOTE: Reference additional press release distributed today titled "Millennium and LeukoSite Agree to Merge to Accelerate Millennium's Move Toward Commercialization" via PR Newswire or company website.

This press release is available on Millennium's home page at:
http://www.mlnm.com.

SOURCE: Millennium Pharmaceuticals, Inc.